UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 28, 2006 (November 7, 2005)
Date of Report (Date of Earliest Event Reported)

Golden Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25845	87-0385103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 979, 9/F, HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong
(Address of principal executive offices)

+852 3580 0105
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.   Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2005, Golden Health Holdings, Inc., a Nevada corporation (the “Registrant” or “Golden Health”) entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Joy Power International Holdings Limited, a Hong Kong corporation (“Joy Power”), and the stockholders thereof (the “Joy Power Stockholders”), which sets forth the terms and conditions of the business combination (the “Transaction”) of the Company and Joy Power through the exchange by the Joy Power Stockholders of their interests therein for shares of common stock, par value $0.001 per share (the “Golden Health Common Stock”), of the Registrant, as a result of which Joy Power became a wholly-owned subsidiary of the Registrant.

Section 2.   Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 3, 2005, the Registrant, Joy Power, and the Joy Power Stockholders closed the Transaction. This resulted in the Registrant acquiring all of the outstanding shares of capital stock of Joy Power from the Joy Power Stockholders in exchange for the issuance of 116,200,000 shares of common stock of the Registrant, as a result of which Joy Power became a wholly-owned subsidiary of the Registrant.

Section 3.   Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on October 3, 2005, the Registrant issued a total of 116,200,000 shares of common stock to ten individuals, all of whom are accredited investors. Consideration paid for the shares of common stock of Registrant consisted of: (i) the exchange of shares of common stock of Joy Power; and (ii) services provided in connection with the Transaction. This transaction was exempt from the registration provisions of the Securities Act of 1933 (the “Act”) by virtue of Section 4(2) of the Act as a transaction by an issuer not involving any public offering. The securities issued in this transaction were restricted securities as defined in Rule 144 of the Act.

Section 5.   Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

General

On October 3, 2005, the Registrant, Joy Power, and the Joy Power Stockholders closed the transactions described in the Exchange Agreement. This resulted in the Registrant acquiring all of the outstanding shares of capital stock of Joy Power from the Joy Power Stockholders in exchange for the issuance of 116,200,000 shares of common stock of the Registrant, as a result of which Joy Power became a wholly-owned subsidiary of the Registrant.

Beneficial Ownership Table

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Golden Health common stock immediately following the Transaction by (i) each person known by the Registrant to beneficially own 5% or more of the outstanding shares; (ii) the Registrant’s officers and directors; (iii) the Registrant’s officers and directors as a group; and (iv) the Designated Directors who will replace the Registrant’s current directors.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. This table is calculated based upon 161,998,672 shares of common stock outstanding following the closing of the Transaction.
Name and Address of	Shares of Common Stock	Percentage of Class
Beneficial Owner	Beneficially Owned	Beneficially Owned
Zhijian Lu*	14,249,400	8.80%
Aowo Loding House
Shennanzhonglu, Shenzhen
Guangdong, PRC

Wu Ge*	13,350,240	8.20%
No. 41-302, Shengpingjie,
Shijingxu, Guangzhou
Guangdong, PRC

Yu-fai Yip**	54,000,000	33.30%
Room 03, 17/F.,
Fee Tat Commercial Centre,
613 Nathan Road, Mongkok,
Kowloon, Hong Kong

Hoi-ho Kiu**	0	0%
Room 03, 17/F.,
Fee Tat Commercial Centre,
613 Nathan Road, Mongkok,
Kowloon, Hong Kong

Maggie Kwok**	0	0%
Room 03, 17/F.,
Fee Tat Commercial Centre,
613 Nathan Road, Mongkok,
Kowloon, Hong Kong

All current Directors as	27,599,640	17.00%
a group (two persons)

All Designated Directors and Officers	54,000,000	33.30%
as a group (three persons)

______________________________
* Indicates current Director.
** Indicates Designated Director and Officer.

Description of Business

Golden Health Holdings, Inc.

The Registrant was incorporated in Nevada on September 6, 1988. On September 24, 2001, the Registrant filed a voluntary petition for bankruptcy under Chapter 7 of the United States Bankruptcy Code in the District of Nevada. The Registrant emerged from bankruptcy pursuant to a Bankruptcy Court Order entered on February 12, 2002 with no remaining assets or liabilities. In August 2003, the Registrant entered into a share exchange agreement with the principals of Guangzhou Genghai Technology Development Co., Ltd. (“Genghai”) and issued 30,480,000 shares of the Registrant’s Common Stock to them in exchange for all the equity interests in Genghai. However, the principals of Genghai failed to transfer the equity stock of Genghai into the Registrant and incurred $200,000 expenses of auditing costs and legal expenses financed by a secured loan from Professional Traders Fund using 27,599,640 shares owned by Mr. Zhijian Lu and Ms. Wu Ge, directors of the Registrant as collateral.

Joy Power International Holdings Limited

General

Joy Power was formed in February 2005 in Hong Kong and commenced business in June 2005.

Joy Power is principally engaged in the sale of various personal care products. Through its Swiss and Malaysian OEM manufacturers, Joy Power positions itself as a Swiss and Malaysian personal care products import agent in Hong Kong. Joy Power has also developed a customer bonus point rewards program and Joy Power has more than 800 active customers in Hong Kong and Southern China. The reward program has encouraged customers to introduce further customers to purchase Joy Power’s products.

To distinguish Joy Power from other multi-level marketing companies, we do not distribute our products to the public through “pyramid” or network marketing systems. Instead, regular customers are encouraged to either repeat purchase our products or introduce new customers to purchase our products by a simple “bonus points” system. After completion of every business development stage as pre-budgeted by management, the cash equivalent value of such bonus points will be calculated by management by sharing a discretionary pool of “marketing awards” in cash declared by Joy Power. It is the existing practice of Joy Power to allocate approximately 65% of our gross sales receipts of all first-time purchases of our customers and declare such as marketing awards to be shared by the bonus points owners. In the four months ended September 30, 2005, we encouraged frequent repurchasing habits of our active customers. During the four months operations ended September 30, 2005 (in substance the months of August and September 2005), Joy Power recorded total gross revenues of more than US$480,000. Joy Power also recorded net income after tax of approximately US$67,000. Stimulated by the effect of deregulation of inbound tourists from China to Hong Kong since June 2003, Joy Power experienced significant growth in the number of customers in the form of Chinese tourists.

Presently, Joy Power sells more than 50 personal care products ranging from a skin care series to health energy pillows. The price list of our products ranges from US$13 to more than US$600.

Sales and Marketing

As of the date hereof, Joy Power employed a total of five salespeople, experienced in the direct marketing field. This sales force operates with key customer groups as defined by the senior management. Management anticipates that it will expand its sales force in line with increasing levels of business in the next twelve months.

Manufacturers

As of the date hereof, Joy Power had five manufacturing and service provision partners ranging from a spa center to skin health products manufacturers. Each of such business partners will provide their products or services exclusively to Joy Power.

Joy Power has established a rigid quality control system with its product manufacturers and service providers, requiring their respective senior management to be accountable directly to the CEO of Joy Power. Joy Power has appointed quality control coordinators in Hong Kong and Malaysia to carry out sampling, test evaluation, audit and other quality control procedures focusing on:

•	supply quality and sourcing procedures;
•	factory equipment and workshop maintenance;
•	manufacturing process, multistage audit and sampling;
•	test and evaluation of finished products; and
•	periodic examination and testing of final products.

Joy Power is dependent upon its product manufacturers and service providers to manufacture its products and provision of skin care services. If the relationship with any of these business partners were to terminate or if the terms of the contract with any of these manufacturers became onerous, it would have a material adverse effect on Joy Power’s business, prospects, financial condition and results of operation.

Additionally, if Joy Power’s business increases significantly and the manufacturers have reached their maximum annual production of the products, Joy Power might not be able to meet our customers’ demands, which would have a material adverse effect on our business, prospects, financial condition and results of operation.

Competition

Joy Power believes that it is the only company in Hong Kong and Southern China to develop and commercially implement our distinctive marketing reward systems to encourage frequent repeat purchases by our customers.

The principal health care product competitors of Joy Power are Amway and NuLife, both of which market health care and food supplement products. The principal competitors of Joy Power in skin care services are Sau Sun Tong and various small skin care operators in Hong Kong.

Any products that Joy Power markets will have to compete for market acceptance and market share. An important factor in this competition may be timing in introducing competitive products. Accordingly, the relative speed with which Joy Power can obtain advanced health care products and be supplied commercial quantities of the product will be important competitive factors.

Regulation

Joy Power’s products are not subject to stringent regulations in Hong Kong and China. However, if Joy Power does not comply with applicable requirements, it may suffer penalties, including import detentions, fines or civil penalties, injunctions or suspensions or losses of regulatory approvals, a forced recall or seizure of products, operating restrictions, and criminal prosecution.

As of the date hereof, Joy Power was not subject to the regulations of any jurisdiction other than Hong Kong and China.

Employees

As of the date hereof, Joy Power had ten employees. Of the ten employees, two employees are in administration, five employees are in sales, and three executives are in management and corporate finance. None of Joy Power’s employees are represented by labor unions. Joy Power believes that is employee relations are good.

Joy Power’s primary hiring sources for its employees include promotion from within, team member referrals, print and Internet advertising and direct recruiting. All of Joy Power’s marketing employees are highly skilled and highly educated and subject to rigorous recruiting standards. Joy Power attracts talent from numerous sources, including higher learning institutions, colleges and industry. Competition for these employees is intense. If Joy Power fails to attract highly experienced and qualified employees, it could have a material adverse effect on Joy Power’s business, prospects, financial condition and results of operations.

Property

Joy Power’s principal office is located at Unit 979, 9/F., HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong, which is leased from an independent third party under a lease dated October 10, 2005 covering a lease period from October 10, 2005 to October 9, 2007 at monthly rental of approximately $1,520 for approximately 1,252 square feet. All of our operations are conducted from this facility.

Previously, Joy Power conducted its operations at Room 03, 17/F, Fee Tat Commercial Centre, 613 Nathan Road, Mongkok, Kowloon, Hong Kong, which was leased from an independent third party under a lease dated May 19, 2005 covering a lease period from May 13, 2005 to May 12, 2007 at monthly rental of approximately $1,600 for approximately 900 square feet. Currently, Joy Power provides this commercial unit to an independent skin care service provider and operates a spa centre for Joy Power’s customers.

Executive Compensation

For the period from date of incorporation to September 30, 2005 none of the Chief Executive Officer or any other executive officer had annual compensation exceeding $100,000. No long-term compensation was awarded or paid to these individuals in 2005.

As of the date hereof, Joy Power did not have any employment agreements with its executives or staff.

As of the date hereof, Joy Power had not issued any stock options or stock appreciation rights to any named executive officers (or any other persons).

Legal Proceedings

There is no past, pending or, to our knowledge, threatened litigation or administrative action which in our opinion has had or is expected to have a material adverse effect upon our business, prospects financial condition or operations.

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors.

Set forth below is Management’s Discussion and Analysis of Financial Condition and Results of Operations, based on the unaudited balance sheet and statement of operations of Joy Power, our wholly-owned subsidiary, for the period from February 25, 2005 (date of incorporation) to September 30, 2005. Prior to closing the Transaction, Golden Health was a public “shell company” with no material operations, assets or liabilities except for a $200,000 loan from Professional Traders Fund.

Overview

Corporate Background

Joy Power is principally engaged in the marketing and sale of various personal care products. Through its Swiss and Malaysian OEM manufacturers, Joy Power positions itself as a Swiss and Malaysian personal care products import agent in Hong Kong. Joy Power has developed a customer bonus point rewards program and currently has more than 800 active customers in Hong Kong and Southern China.

Presently, Joy Power sells more than 50 personal care products ranging from a skin care series to health energy pillows. The price list of our products ranges from US$13 to more than US$600. Joy Power has only sold products in Hong Kong and China and does not anticipate selling products outside of Hong Kong or China in the foreseeable future.

For the period from February 25, 2005 (date of incorporation) to September 30, 2005, no single customer accounted for more than 5% of our revenue. As of September 30, 2005, we had a working capital surplus of $6,789 and retained earnings of $62,011. We generated gross revenues of $485,647 for the period from February 25, 2005 (date of incorporation) to September 30, 2005 and recorded a net income of $62,011. In addition, during the same period, net cash generated in operating activities amounted to $7,005.

We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this report do not represent future expected financial relationships. All of the cost of revenue and operating expenses reflected in our financial statements are costs based. Accordingly, we believe that, at our current stage of operations, period-to-period comparisons of results of operations are not necessarily meaningful.

Our business strategy is to expand our sales force and promotional campaigns in line with increasing levels of business in the next twelve months.

We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

Results of Operations

The following table sets forth income statement data in U.S. dollars for Joy Power for the period from February 25, 2005 (date of incorporation) to September 30, 2005 and should be read in conjunction with our financial statements and the related notes appearing elsewhere in this document.

Period from February 25, 2005 (date of incorporation) to September 30, 2005
(unaudited)
Gross revenues	485,647
Sales rebates to customers	(262,758)
Net sales	222,862
Cost of revenue	(25,927)
Gross profit	196,935

Selling expenses	(52,480)
General and administrative expenses	(67,770)
Total operating expenses	(120,180)

Operating profit/(loss)	76,755
Income tax expense	(14,744)
Net income / (loss)	62,011

Accounting Principles; Anticipated Effect of Growth

Below is a brief description of basic accounting principles which Joy Power employs in determining its recognition of revenues and expenses, as well as a brief description of the effects that management believes that Joy Power’s anticipated growth will have on revenues and expenses in the future.

Revenues

Revenues are recognized upon the transfer of legal title of the goods to the customers.

Management expects that there will be no pressure on the average product pricing which will negatively affect Joy Power’s sales.

Management also expects sales to grow as Joy Power develops its reputation in the direct marketing field.

Although future demand and product pricing will depend on many factors including product specifications and economic conditions, at this time management expect sales in the fourth quarter of fiscal 2005 through internal growth to be increased over those in each of the second and third quarters of fiscal 2005.

The essential element of our success, current and future, will be to establish a strong reputation for our company to cope with the strong market needs from the Hong Kong and China health care markets.

Rebates to Customers

To distinguish Joy Power from other multi-level marketing companies, we do not distribute our products to the public through “pyramid” or network marketing systems. Instead, regular customers are encouraged to either repeat purchase our products or introduce new customers to purchase our products by a simple “bonus points” system. After completion of every business development stage as pre-budgeted by our management, the cash equivalent value of such bonus points will be calculated by management by sharing a discretionary pool of “marketing awards” in cash declared by Joy Power. It is the existing practice of Joy Power to allocate approximately 65% of the gross sales receipts of all first-time purchases of its customers and declare such as marketing awards to be shared by the bonus points owners.

Joy Power’s rebates to its customers, as a percentage of gross revenues, amounted to less than 55% for the period from February 25, 2005 (date of incorporation) to September 30, 2005.

Cost of Revenues

Costs of revenues comprise cost of goods sold and transportation costs incurred to import the goods from various foreign countries to Joy Power’s Hong Kong warehouse. Many factors affect our gross margins, including, but not limited to, size of production orders placed and the competitiveness of the health care industry. Joy Power’s manufacturing operations are supported by five product manufacturers and one skin care service provider in Hong Kong and Malaysia with written exclusive distributor agreements. Under the existing business arrangements, there is no assurance that the product manufacturers’ and skin care service provider’s premises and workforce are sufficient to handle an increase in orders should our business expand. To date, Joy Power has never experienced in any difficulties in negotiations with these manufacturers and service provider in manufacturing the required products or providing the skin care services. Joy Power’s cost of revenues, as a percentage of gross revenues, amounted to less than 6% for the period from February 25, 2005 (date of incorporation) to September 30, 2005.

Based upon its plan of operations, management anticipates that Joy Power’s cost of revenues will remain at the level of approximately 6% of its gross revenues.

Management currently does not anticipate that Joy Power will operate its own production facilities as it is our strategy to concentrate on marketing efforts instead of earning a manufacturing profit given the high gross profit margin enjoyed by our existing products.

Expenses

Our operating expenses for the period from February 25, 2005 (date of incorporation) to September 30, 2005 comprised of selling and marketing expenses and general and administrative expenses only.

Selling and marketing expenses consist primarily of salaries and commissions paid to the internal sales team and an independent marketing consultant company and costs associated with advertising and marketing activities. Management expects Joy Power’s selling and marketing expenses to fluctuate as a percentage of sales as we are still new to the market and we will continue to develop our marketing team and recruit new and qualified personnel and advertise our products.

General and administrative expenses include all corporate and administrative functions that serve to support Joy Power’s current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries, travel, training, rent/leases and professional services. Management expects these expenses to increase as a requirement of operating as a public company and they further expect these expenses to fluctuate as a percentage of revenues as we expand our business. Management expects the future increase in sales and marketing expense will be in line with an increase in sales.

Management does not expect interest expenses to be incurred in the foreseeable future as we do not anticipate incurring any new debt.

Income Tax

Joy Power is currently subject to a standard Hong Kong profits tax rate of 17.5% on taxable income.

Liquidity and Capital Resources

Joy Power’s principal sources of liquidity have been cash provided by operations, a loan from a shareholder, and credit terms from suppliers. Joy Power’s principal uses of cash have been for operations and working capital. Joy Power anticipates these uses will continue to be our principal uses of cash in the future.

Joy Power may require additional financing in order to implement its business plan. Joy Power currently anticipates an additional need of working capital of approximately $1 million during the next 12 months in order to meet the strong demand for our products in the China market. As the anticipated cash generated by our operations may not be sufficient to fund our growth requirements, we may need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of our limited operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business growth and prospects would be materially and adversely affected. As a result of any such financing, our shareholders may experience substantial dilution. In addition, results may be negatively impacted as a result of political and economic factors beyond management’s control as China is still a developing country and Joy Power’s capital requirements may increase.

The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; a sudden downturn in the economy in general; a decrease in demand for our products or sudden weak demand for these products; our ability to attract new customers; an increase in competition in the direct marketing market for health care products; and economic or political developments in China or elsewhere in Asia. These factors or additional risks and uncertainties not currently known or anticipated may impair our business operations and may cause our actual results to differ materially from any forward-looking statement.

For the period from February 25, 2005 (date of incorporation) to September 30, 2005, net cash provided by operations was $7,005. In addition, Joy Power used $61,642 for the purchase of fixed assets.

Quantitative And Qualitative Disclosures About Market Risk

Joy Power is not exposed to market risk for changes in interest rates we have one short-term loan from a shareholder which is interest-free. For the period from February 25, 2005 (date of incorporation) to September 30, 2005, Joy Power did not generate any material interest income or interest expenses. Accordingly, Joy Power does not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

Impact of Inflation

Management believes that Joy Power’s results of operations are not dependent upon moderate changes in inflation rates as we expect we will be able to pass along component price increases to our customers.

Seasonality

Joy Power has not experienced any material seasonality in sales fluctuations over the year 2005.

Description of Securities

Registrant's Common Stock, par value $.001 per share, does not entitle the holders thereof to any preemptive rights to acquire any securities which might be issued by Registrant or to cumulative voting rights in the election of directors. The holders of its Common Stock are entitled to participate equally on a share for share basis in any dividends which might be declared by Registrant and any distribution in liquidation or dissolution of Registrant. The transfer agent for Registrant's Common Stock is Fidelity Transfer Company.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Registrant’s common stock is not currently trading or quoted on the public markets.

Changes in and Disagreements with Accountants

None. The Registrant has been without an audit firm since 2001. The Registrant is in the process of engaging an audit firm.

Indemnification of Directors and Officers

The laws of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Registrant has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SEC Filings

The Registrant is in the process of preparing and will file with the SEC the following reports:

•	Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2001, 2002, 2003 and 2004. However, the financial statements in these reports will be unaudited.

•	Quarterly Reports on Form 10-QSB for the quarters ended December 30, 2004, March 31, 2005, and June 30, 2005, including unaudited interim financial statements.

•	Annual Report on Form 10-KSB including audited financial statements which is due to be filed no later than December 29, 2005.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Exchange Agreement provides that all directors of the Registrant through the Closing will resign and the individuals listed below (collectively, the “Designated Directors”) will be appointed to the Board of Directors of the Registrant, subject to the requirement to file with the SEC and mail to all of the Registrant’s shareholders a Schedule 14f-1.

The Exchange Agreement also provides that all officers of the Registrant resigned and the individuals listed below were appointed to the offices next to their names effective October 3, 2005.

Name	Age	Position
Hoi-ho Kiu	43	Designated Director; Chief Executive Officer
Maggie Kwok	33	Designated Director; Chief Financial Officer
Yu Fai Yip	30	Designed Director, Secretary

The following is a brief description of the business background of each of the Designated Directors and officers of the Registrant:

Yu Fai Yip, Designated Director and Secretary. Mr. Yip has been the founder of Joy Power since May 2005. He was a merchant and responsible to lead the formulation of business strategies for Golden Health.

Hoi-ho Kiu, Designated Director and Chief Executive Officer. Since September 2005, Ms. Kiu has been the chief executive officer of Joy Power. She has over 20 years of experience in doing businesses in China.

Maggie Kwok, Designated Director and Chief Financial Officer. Since July 2005, Ms. Kwok has been the CFO of Joy Power . Ms. Kwok holds a master’s degree in business administration and has over ten years of experience in accounting and corporate finance.

Item 5.03 Change in Fiscal Year

Effective November 11, 2005, by a Unanimous Written Consent of the Board of Directors of the Registrant, the Registrant changed its fiscal year end from September 30 to March 31 to adopt the fiscal year end of Joy Power, the accounting acquirer for purposes of financial reporting. Commencing with the periodic report for the quarter in which the Transaction was consummated, financial reports will be filed based on a fiscal year end of March 31.

Section 9.   Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(1) Financial Statements of Business Acquired.

Included in this report are audited financial statements of Joy Power.

(2) Pro Forma Financial Information.

Included in this report are pro forma financial statements.

(3) Exhibits.

10.1
Share Exchange and Reorganization Agreement, dated September 30, 2005, among Golden Health Holdings, Inc., Joy Power International Holdings Limited and the stockholders of Joy Power International Holdings Limited.*

* Incorporated by reference from Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2006

GOLDEN HEALTH HOLDINGS, INC.

By:	/s/ Hoi-ho Kiu
Name: Hoi-ho Kiu
Title: Director and Chief Executive Officer

JEFFREY TSANG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Unit B, 15/F, Englong Commercial Building, 184 Nathan Road, Kowloon, Hong Kong SAR.
Tel: (852) 2781 1606 Fax: (852) 2783 0752 E-mail: info@hkjtc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
JOY POWER INTERNATIONAL HOLDINGS LIMITED
(A HONG KONG CORPORATION)

We have audited the accompanying balance sheet of Joy Power International Holdings Limited as of September 30, 2005 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from February 25, 2005 (date of incorporation) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joy Power International Holdings Limited as of September 30, 2005, and the results of its operations and its cash flows for the period from February 25, 2005 (date of incorporation) to September 30, 2005, in conformity with United States generally accepted accounting principles.

/s/ JEFFREY TSANG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong
March 11, 2006

Joy Power International Holdings Limited
Balance sheet (in USD)
As of September 30, 2005

Assets

Current Assets
Cash and bank balances	13,616
Inventories	83,498
Other current assets	10,416
Total current assets	107,530

Property, equipment and improvements, net of
accumulated depreciation	56,504

Total assets	164,034

Liabilities and Stockholders' Equity

Current liabilities
Accrued expenses	19,026
Due to Shareholder	66,971
Tax	14,744
Total current liabilities	100,741

Stockholders' equity
Share capital
10,000 ordinary shares authorized, $0.1282 par value,
10,000 shares issued and outstanding	1,282
Retained earnings	62,011
Total stockholders' equity	63,293

Total liabilities and stockholders' equity	164,034

The accompanying notes form an integral part of these financial statements.

Joy Power International Holdings Limited
Statement of operations (in USD)
For the period from February 25, 2005 (date of incorporation) to September 30, 2005

Gross Sales	485,647
Less: Sales rebates to customers	(262,785)
Net sales	222,862
Cost of sales	(25,927)
Gross profit	196,935
Selling expenses	(52,480)
General and administrative expenses	(67,700)
Income from operation	76,755
Income tax	(14,744)
Net income for the period	62,011

The accompanying notes form an integral part of these financial statements.

Joy Power International Holdings Limited
Statement of changes in stockholders' equity (in USD)
For the period from February 25, 2005 (date of incorporation) to September 30, 2005

				Total
	Common stock		Retained	stockholders'
	Shares	Amount	earnings	equity

Balance at February 25, 2005	-	$-	$-	$-

Issuance of new shares	10,000	1,282	-	1,282

Net income	-	-	62,011	62,011

Balance at September 30, 2005	10,000	$1,282	$62,011	$63,293

The accompanying notes form an integral part of these financial statements.

Joy Power International Holdings Limited
Statement of cash flows (in USD)
For the period from February 25, 2005 (date of incorporation) to September 30, 2005

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows provided by (used for) operating activities
Net income	$62,011

Adjustments to reconcile net income
to net cash provided by (used for) operating activities:
Depreciation and amortization	5,138

Changes in assets and liabilities:
(Increase) in assets
Inventories	(83,498)
Other current assets	(10,416)

Increase in liabilities
Accounts payable and accrued expenses	19,026
Income tax payable	14,744
Total adjustments	(55,006)

Net cash provided by operating activities	7,005

Cash flows (used for) investing activities:
Purchases of property and equipment	(61,642)

Net cash (used for) investing activities	(61,642)

Cash flows provided by financing activities:
Loan from shareholder	66,971
Share Capital	1,282

Net cash provided by financing activities	68,253

Net increase in cash	13,616
Cash, beginning of period	-

Cash, end of period	$13,616

The accompanying notes form an integral part of these financial statements.

Joy Power International Holdings Limited
(a Hong Kong Corporation)
NOTES TO FINANCIAL STATEMENTS
September 30, 2005

1. ORGANIZATION

The Company was incorporated under the laws of Hong Kong on February 25, 2005 with limited liability and commenced business in June 2005.

On September 30, 2005, Golden Health Holdings, Inc., a Nevada corporation (“Golden Health”) entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with the Company, and the stockholders thereof (the “Joy Power Stockholders”), which sets forth the terms and conditions of the business combination (the “Transaction”) of the Company and Golden Health through the exchange by the Joy Power Stockholders of their interests therein for shares of common stock, par value $0.001 per share (the “Golden Health Common Stock”), of Golden Health, as a result of which the Company became a wholly-owned subsidiary of Golden Health.

On October 3, 2005, the Company, Golden Health, and the Joy Power Stockholders closed the Transaction. This resulted in Golden Health acquiring all of the outstanding shares of capital stock of the Company from the Joy Power Stockholders in exchange for the issuance of 116,200,000 shares of common stock of Golden Health, as a result of which the Company became a wholly-owned subsidiary of Golden Health.

The Company was organized for the purpose of marketing health and beauty care products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Foreign currency translation and transactions

The functional currency of the Company is Hong Kong dollar, the Hong Kong legal currency ("HKD") and the financial records are maintained and the financial statements prepared in HKD. Foreign currency transactions during the period are translated into HKD to the exchange rates ruling at the transaction dates. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into HKD at year end exchange rates. When assets, liabilities and equity denominated in RMB are translated into United States Dollars ("USD"), translation adjustments are included as a component of stockholder's equity.

For the purpose of preparing these financial statements, the financial statements in HKD have been translated into United States Dollars at USD1.00 = HKD7.8.

Accounting methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend policy

The Company has not adopted a policy regarding payment of dividends.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Income taxes

On September 30, 2005, the Company is subject to a standard profits tax rate of 17.5% in Hong Kong in connection with its assessable profits for each financial year.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carried forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Financial and Concentrations of Risk

The Company does not have any concentration or related financial credit risk.

Statement of cash flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue recognition

Revenue is recognized on the sale and transfer of goods and the completion of services provided. Provisions for discounts to customers, estimated returns and allowances and other price or sales rebates adjustments are provided for in the same periods the related revenue is recorded which are deducted from the gross sales.

Advertising and market development

The Company expenses advertising and market development costs as incurred.

Estimates and assumptions

The preparation of financial statements inconformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue recognition, allowance for doubtful accounts, long lived assets impairment, inventories, and disclosure of contingent assets and liabilities, at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Inventories

Inventories are stated at the lower of cost or market and are comprised of purchased health products and beauty centre services coupons. Cost is determined using the first-in, first-out method. The reserve for obsolescence was nil balance as of September 30, 2005.

Property, equipment and improvements

Property and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives of five years using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the economic lives of 5 years or the lease terms.

Fair value of financial instruments

The carrying amounts of the Company's cash and cash equivalents and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments.

Recent accounting pronouncements

Management does not expect that the adoption of other recent accounting pronouncements to have a material impact on its financial statements.

3. SUBSEQUENT EVENTS

On September 30, 2005, Golden Health entered into the Exchange Agreement with the Company, and the Joy Power Stockholders, which sets forth the terms and conditions of the Transaction of the Company and Golden Health through the exchange by the Joy Power Stockholders of their interests therein for shares of the Golden Health Common Stock, as a result of which the Company became a wholly-owned subsidiary of Golden Health.

On October 3, 2005, the Company, Golden Health, and the Joy Power Stockholders closed the Transaction. This resulted in Golden Health acquiring all of the outstanding shares of capital stock of the Company from the Joy Power Stockholders in exchange for the issuance of 116,200,000 shares of common stock of Golden Health, as a result of which the Company became a wholly-owned subsidiary of Golden Health.

On November 17, 2005, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Golden Health, and Dalian Fengming International Recreation Town Co., Ltd. (“Dalian Fengming”), which sets forth the terms and conditions of the acquisition of Dalian Fengming International Recreation Town (the “Recreation Town”) through the exchange of 100% of the beneficial ownership interests of Recreation Town for shares of preferred stock of Golden Health, such that Recreation Town would became wholly-owned by the Company.

On November 30, 2005, the Company entered into a revised Sale and Purchase Agreement (the “Revised Agreement”) with Golden Health, Dalian Fengming and Ms. Hoi-ho Kiu, President and Secretary of the Company and CEO and a Director of Golden Health which amended the sale consideration of the Recreation Town to be RMB 38 million (approximately US$4.75 million) payable by Ms. Kiu in six months from the date of the Revised Agreement to Dalian Fengming. Ms. Kiu will transfer 100% of the beneficial ownership interests of Recreation Town to the Company in exchange for 32,000,000 shares of common stock of Golden Health. Golden Health will not issue the shares to Ms. Kiu until Golden Health receives written confirmation from Ms. Kiu that Dalian Fengming had the proper legal title of Recreation Town.

Golden Health estimates that the sale and purchase of Recreation Town will be completed in six months from the date of the Revised Agreement. Recreation Town is a piece of undeveloped land located in a peninsula in Dalian, China. Recreation Town was part of a large resort project originally developed by Dalian Fengming in 1992 but never started due to lack of financing for development. As such, Dalian Fengming intended to recover its original costs of investment in the real property of RMB 38 million (approximately US$4.75 million). Recreation Town is being acquired by the Company from Ms. Hoi-ho Kiu, President and Secretary of the Company and CEO and a Director of Golden Health in exchange for 32,000,000 shares of common stock of Golden Health issued at $0.148 per share calculated based on the purchase price of Recreation Town of US$4.75 million with reference to the purchase price of the piece of undeveloped land.

Pro-Forma Balance Sheet

	Golden Health	Joy Power	Pro forma		Pro forma Balance Sheet
	9/30/2005	9/30/2005	Adjustments		9/30/2005
Assets:
Current Assets	$-	107,530	$-		107,530

Fixed Assets	-	56,504	-		56,504

Total Assets	$-	164,034	$-		164,034

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities	19,750	100,741	$-		112,741

Long Term Liabilities	200,000	-	-		193,000

Stockholders' Equity (Deficit):
Common Stock	45,799	1,282	54,000	(1)	99,809
			(1,272)	(3)

Additional paid-in-capital	-	-	(54,000)	(1)	-
			(265,549)	(2)
			1,272	(3)
			303,527	(4)

Accumulated earnings (deficit)	(265,549)	62,011	265,549	(2)	(241,516)
			(303,527)	(4)

Total Liabilities and
Stockholders' Equity (Deficit	$-	$164,034			$164,034

(1) Issuance of 54,000,000 shares of $.001 par value Golden Health Holdings, Inc. stock in exchange for the outstanding common shares of Joy Power.
(2) Eliminate Golden Health Accumulated Deficit.
(3) Eliminate Joy Power common stock (.1282 (pv of Joy Power) - .001 (par value of Golden Health)) x 10,000 (o/s shares of Joy Power) = $1,272.
(4) Eliminate negative Additional paid-in-capital with charge to other expense.

Pro-Forma Income Statement

					Consolidated
					Condensed
	Golden Health	Joy Power			Income Statement
	Year ended	Year ended	Pro forma		Year ended
	09/30/05	09/30/05	Adjustments		09/30/05

Net sales	$-	222,862	$-		222,862
Cost of sales	-	(25,927)	-		(25,927)
Gross Profit		196,935	-		196,935

General and administrative expenses	(5,000)	(67,700)	$-		(72,700)
Selling expenses	-	(52,480)			(52,480)
Total expenses	(5,000)	(120,180)	-		(125,180)

Income from operations	(5,000)	76,755	$-		71,755
Interest expense	(12,000)	-	(303,527)	(4)	(315,527)

Net Income (Loss)	(17,000)	76,755			(243,772)

Basic and fully diluted net (loss)
per common share	0				0

Weighted average shares outstanding	45,798,672				99,809,000